Exhibit 10.6

ADDENDUM TO CHANGE IN CONTROL AGREEMENT

IT IS MUTUALLY UNDERSTOOD AND AGREED BY THE UNDERSIGNED that that certain letter agreement (the “Change in Control Agreement”) regarding a Change in Control of Newcor, Inc. (“Newcor”) entered into on the 9th day of August, 2000 by and between Newcor, a corporation incorporated under the laws of Delaware with a principal place of business at 4850 Coolidge, Suite 100, Royal Oak, Michigan, 48073, and James J. Connor (“Connor”), of 462 Cumberland Trail, Milford, Michigan, 48381, shall be amended as follows as of this      day of             .

WHEREAS, on February 25, 2002 (the “Commencement Date”), Newcor and its subsidiaries, as debtors and debtors in possession (collectively, the “Debtors”), commenced cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”); and

WHEREAS, on March 11, 2002, pursuant to section 1102 of the Bankruptcy Code, the United States Trustee for the District of Delaware appointed a statutory committee of unsecured creditors (the “Creditors’ Committee”); and

WHEREAS, the Debtors and Creditors’ Committee negotiated the terms of the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, As Modified, dated December 30, 2002 (the “Plan”), which was confirmed by the United States Bankruptcy Court for the District of Delaware on December 31, 2002; and

WHEREAS, in connection with the Plan negotiations, Connor has agreed to enter into this Addendum to modify certain terms of the Change in Control Agreement.

NOW THEREFORE, in consideration of the Plan, Newcor and Connor agree as follows:

1.	Connor hereby waives, releases and discharges any and all causes of action arising under the Change in Control Agreement against Newcor prior to, and including the effective date of the Plan.

2.	Connor hereby agrees that neither the implementation of the Plan nor any of the transactions related thereto, shall constitute a change of control as such term is defined in paragraph 5(a) of the Change in Control Agreement.

3.	Paragraph 3 of the Change in Control Agreement hereby is deleted in its entirety and shall be of no further force and effect, and all stock options that Connor may have received at any time through and including the Effective Date (as defined in the Plan) are hereby terminated and cancelled and of no further force or effect, and Connor shall not have any rights or claims in respect thereof.

4.	Unless otherwise amended by this Addendum, the Change in Control Agreement is in full force and effect.

IN WITNESS WHEREOF the parties have executed this Addendum the day and year first above written.

NEWCOR, INC		EMPLOYEE

By:	/s/ David A. Segal	/s/ James J. Connor
	David A. Segal Co-Chief Executive Officer	James J. Connor